UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

Horizon Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35238	27-2179987
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 520, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (224) 383-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 12, 2014, Horizon Pharma, Inc. (the “Company”) entered into an amendment to that certain Transaction Agreement and Plan of Merger (the “Merger Agreement”), dated March 18, 2014, by and among the Company, Vidara Therapeutics Holdings LLC, a Delaware limited liability company, Vidara Therapeutics International Ltd., an Irish private limited company (“Vidara”), Hamilton Holdings (USA), Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Vidara (“U.S. HoldCo”), and Hamilton Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of U.S. HoldCo. The amendment modifies certain of the pre-closing reorganization steps of Vidara set forth on Schedule 1 of the Merger Agreement in order to use distributable reserves of Vidara rather than proceeds of a credit facility to fund the redemption of certain shares.

The foregoing description of the amendment to the Merger Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 16, 2014, the Compensation Committee of the Board of Directors of the Company approved a future transition of Robert J. De Vaere, the Company’s current Executive Vice President and Chief Financial Officer, to a consulting position in connection with Mr. De Vaere’s desire to retire from full-time employment. Pursuant to the approved transition, Mr. De Vaere will retire on September 30, 2014, after which he has agreed to provide consulting services to the Company for a period of one-year to facilitate the transition.

In connection with Mr. De Vaere’s planned future transition from Chief Financial Officer to consultant, on June 17, 2014, Mr. De Vaere entered into an executive employment and transition agreement with the Company (the “Transition Agreement”), which replaces and supersedes Mr. De Vaere’s prior executive employment agreement with the Company and provides for, among other things, (i) Mr. De Vaere (a) continuing to serve as the Company’s Executive Vice President and Chief Financial Officer at his base salary as in effect on June 1, 2014 (the “Current Salary”) through September 30, 2014 (the “Separation Date”), (b) serving as a full-time consultant for a fee of $50,000 per month from October 1, 2014 through March 31, 2015, and (c) serving as a part-time consultant for a fee of $20,000 per month from April 1, 2015 through September 30, 2015, (ii) acceleration on the Separation Date of the vesting of all equity awards held by Mr. De Vaere, provided that Mr. De Vaere has performed the services contemplated by the Transition Agreement through the Separation Date, (iii) eligibility to receive an annual performance bonus based on Mr. De Vaere’s service to the Company during calendar year 2014, and (iv) effective April 1, 2015, a severance benefit in the form of (a) regular payments equivalent to Mr. De Vaere’s monthly Current Salary for a period of 12 months, and (b) up to 12 months’ COBRA health insurance premiums.

The foregoing description of the Transition Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is attached hereto as Exhibit 99.2.

(c) Also on June 16, 2014, in connection with the approval of Mr. De Vaere’s transition, the Compensation Committee appointed Paul W. Hoelscher as the Company’s Executive Vice President, Finance effective from Mr. Hoelscher’s employment commencement on June 23, 2014 through September 30, 2014 and, effective commencing October 1, 2014, the Compensation Committee appointed Mr. Hoelscher as the Company’s Executive Vice President and Chief Financial Officer and principal financial and accounting officer.

A copy of the press release announcing the retirement of Mr. De Vaere and the appointment of Mr. Hoelscher is attached hereto as Exhibit 99.3.

Prior to joining the Company, Mr. Hoelscher, 49, served as senior vice president, finance – treasury and corporate development of OfficeMax, Inc., an office supply company, from August 2013 to June 2014, and as vice president, finance – treasury and corporate development of OfficeMax from August 2012 to July 2013. From 2004 to May 2012, Mr. Hoelscher served as vice president, finance integration; vice president, international finance and treasurer; and vice president, corporate controller of Alberto Culver Company, a hair and skin beauty care company which was acquired by Unilever in 2011. From 1993 to 2004, Mr. Hoelscher served in other positions of increasing responsibility at Alberto Culver, including manager, corporate accounting; director, corporate finance; senior director, corporate finance; and corporate controller. Mr. Hoelscher also served in various positions at KPMG LLP from 1986 to 1993. Mr. Hoelscher received his B.S. in accountancy from the University of Illinois at Urbana-Champaign.

Mr. Hoelscher has no family relationship with any of the officers or directors of the Company and has not been party to any transactions with the Company during the past fiscal year to the present that would require reporting pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Hoelscher and any third party pursuant to which he was selected as Executive Vice President, Finance or Chief Financial Officer.

In connection with Mr. Hoelscher’s employment with the Company, Mr. Hoelscher entered into an executive employment agreement (the “Employment Agreement”) providing for, among other things, (i) a base salary of $375,000 per year, subject to annual adjustments, (ii) an annual discretionary bonus with a target amount of 50% of Mr. Hoelscher’s base salary, (iii) a stock option to purchase up to 90,000 shares of the Company’s common stock which will vest over four years from Mr. Hoelscher’s start date, (iv) restricted stock units in respect of an aggregate of 80,000 shares of the Company’s common stock which will vest over four years from Mr. Hoelscher’s start date, and (v) severance benefits including (a) 12 months’ base salary and up to 12 months’ COBRA health insurance premiums in the event of an involuntary or constructive termination not in connection with a change in control, and (b) 12 months’ base salary, one year of target bonus, up to 12 months’ COBRA health insurance premiums and equity award acceleration in the event of an involuntary or constructive termination in connection with a change in control. Mr. Hoelscher will also be eligible to participate in the Company’s standard employee benefit plans including its 2011 Employee Stock Purchase Plan. Mr. Hoelscher also entered into the Company’s standard form of indemnification agreement.

The foregoing description of the Employment Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 99.4.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	First Amendment to Transaction Agreement and Plan of Merger, dated June 12, 2014, by and between Horizon Pharma, Inc. and Vidara Therapeutics Holdings LLC.

99.2	Executive Employment and Transition Agreement, dated June 17, 2014, by and among Horizon Pharma, Inc., Horizon Pharma USA, Inc. and Robert J. De Vaere.

99.3	Press Release dated June 18, 2014.

99.4	Executive Employment Agreement, dated June 17, 2014, by and among Horizon Pharma, Inc., Horizon Pharma USA, Inc. and Paul W. Hoelscher.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON PHARMA, INC.

	By:	/s/ Robert J. De Vaere
Date: June 18, 2014		Robert J. De Vaere
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	First Amendment to Transaction Agreement and Plan of Merger, dated June 12, 2014, by and between Horizon Pharma, Inc. and Vidara Therapeutics Holdings LLC.

99.2	Executive Employment and Transition Agreement, dated June 17, 2014, by and among Horizon Pharma, Inc., Horizon Pharma USA, Inc. and Robert J. De Vaere.

99.3	Press Release dated June 18, 2014.

99.4	Executive Employment Agreement, dated June 17, 2014, by and among Horizon Pharma, Inc., Horizon Pharma USA, Inc. and Paul W. Hoelscher.